Exhibit 99.1

TIPTREE REPORTS Q1 2020 RESULTS

•
Revenues of $129.7 million, a decrease of $54.2 million or 29.5% from the prior year period, primarily driven by net unrealized losses of $83.9 million on investments impacted by market disruptions in Q1 2020.

•
Excluding net unrealized losses, revenues were up 18.7% and Operating EBITDA(1) of $15.8 million increased 25.4% from the prior year period, primarily driven by improved performance in Tiptree Insurance.

•
Book value per share of $9.73 as of March 31, 2020, a decrease of 15.2% (including dividends), driven by the unrealized mark-to-market losses on our investment in Invesque and other securities in our insurance investment portfolio.

•	Declared a dividend of $0.04 per share to stockholders of record on May 18, 2020 with a payment date of May 25, 2020.

New York, New York - May 7, 2020 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the three months ended March 31, 2020.

($ in millions, except per share information)	Three Months Ended March 31,
GAAP:	2020	2019
Total revenues	$129.7	$183.9
Net income (loss) attributable to common stockholders	$(60.0)	$3.9
Diluted earnings per share	$(1.74)	$0.11
Cash dividends paid per common share	$0.040	$—

Non-GAAP: (1)
Operating EBITDA	$15.8	$12.6
Adjusted EBITDA	$(70.9)	$14.6
Book value per share	$9.73	$11.12

(1) For further information relating to the Company’s Operating EBITDA, Adjusted EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

Earnings Conference Call
Tiptree will host a conference call on Thursday, May 8, 2020 at 9:00 a.m. Eastern Time to discuss its Q1 2020 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Friday, May 8, 2020 at 1:00 p.m. Eastern Time, until midnight Eastern on Friday, May 15, 2020. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13701122.

Financial Overview

Overall:

•
Book value per share of $9.73 as of March 31, 2020, a decrease of 15.2% (including dividends), driven by the unrealized mark-to-market losses on our investment in Invesque and other securities in our insurance investment portfolio.

•	In February 2020, we refinanced our existing facility with Fortress, extending the maturity to February 2025, and increasing the principal amount to $125 million.

•	Cash and cash equivalents of $108.8 million as of March 31, 2020, of which $84.0 million resides outside our statutory insurance subsidiaries.

•	We purchased and retired 583,131 shares of our common stock for $3.9 million.

Tiptree Insurance:

•
Gross written premiums were $276.8 million, up 39.5% from the prior year period, driven by growth in all product lines. Net written premiums were $132.5 million, up 9.5%, driven by growth in warranty and specialty programs.

•
Pre-tax loss in Tiptree Insurance was $27.1 million, driven primarily by unrealized mark-to-market losses of $33.6 million on equities, loans, and other securities held at fair value, as the markets reflected concerns over the impact of the shut-down of the economy caused by social distancing and other mitigation efforts as a result of COVID-19.

•	Tiptree Insurance Operating EBITDA was $14.3 million, up $0.6 million, reflecting the growth in premiums above.

•
In January 2020, we acquired Smart AutoCare, a vehicle warranty solutions provider in the United States. The transaction valued the business at $160 million of enterprise value, representing a multiple of 8.3x modified cash EBITDA.

Tiptree Capital:

•
The pretax loss in Tiptree Capital was $46.3 million, primarily driven by the unrealized mark-to-market loss of $48.5 million on our investment in Invesque. Operating EBITDA grew year over year, driven by the inclusion of a full quarter of operations for all five vessels in our maritime transportation business.

•	In April 2020, Invesque announced they were suspending their dividend to conserve liquidity until the impact of COVID-19 on their occupancy and operations is better known.

Consolidated Results of Operations
Revenues

For the three months ended March 31, 2020, revenues were $129.7 million, which decreased $54.2 million, or 29.5%. The decrease was primarily driven by net unrealized losses of $83.9 million on Invesque, other equity holdings, loans at fair value and other securities impacted by market disruptions due to the COVID-19 pandemic in the first quarter of 2020. Excluding net unrealized losses, revenues were up 18.7%, primarily driven by improved performance in Tiptree Insurance. Earned premiums and service and administrative fees were $165.0 million for the three months ended March 31, 2020, up $20.1 million, or 13.9%, driven by growth in net written premiums and warranty service contracts. The combination of unearned premiums and deferred revenues on the balance sheet grew by $368.7 million, or 55.5%, from March 31, 2019 to March 31, 2020 as a result of increased written premiums, primarily in credit protection and warranty programs, in addition to the acquisition of Smart AutoCare which contributed $158.4 million of growth in deferred revenues.

The table below provides a break down between net realized and unrealized gains and losses from Invesque and from other securities which impacted our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods, which is highlighted by the recent market declines caused by uncertainly regarding the impact of COVID-19 and oversupply in the oil markets. Our fixed income securities are primarily marked to market through accumulated other comprehensive income (AOCI) in stockholders’ equity and do not impact net realized and unrealized gains and losses until they are sold.

($ in millions)	Three Months Ended March 31,
	2020	2019
Net realized and unrealized gains (losses)(1)	$(25.2)	$1.5
Net realized and unrealized gains (losses) - Invesque	$(58.7)	$2.5
____________________________
(1) Excludes Invesque, Mortgage realized and unrealized gains and losses and NPLs.

Net Income (Loss) Attributable to Common Stockholders

For the three months ended March 31, 2020, net loss available to common stockholders was $60.0 million, a decrease of $63.9 million. The decrease was primarily driven by the same factors that impacted revenues.

Non-GAAP

Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Operating EBITDA for the three months ended March 31, 2020 was $15.8 million, an increase of $3.2 million, or 25.4%. For the three months ended March 31, 2020, the key drivers of the increase were driven by improved performance in Tiptree Insurance.

Total stockholders’ equity was $344.4 million as of March 31, 2020 compared to $394.6 million as of March 31, 2019. The decrease was primarily driven by the net loss in the period, dividends paid, and net share repurchases. Over the past twelve months, Tiptree returned $10.7 million to shareholders through share repurchases and dividends paid. Book value per share for the period ended March 31, 2020 was $9.73, an decrease from book value per share of $11.12 as of March 31, 2019. The key drivers of the period-over-period impact were losses per share and dividends paid of $0.16 per share. The decrease was partially offset by the purchase of 0.6 million shares at an average 41% discount to book value.

Results by Segment

We classify our business into one reportable segment, Tiptree Insurance, with the remainder of our non-insurance operations aggregated into Tiptree Capital. Corporate activities include holding company interest expense, corporate employee compensation and benefits, and other expenses, including, but not limited to, public company expenses. The following table presents the components of total pre-tax income.

Pre-tax Income

($ in millions)	Three Months Ended March 31,
	2020	2019
Tiptree Insurance	$(27.1)	$8.1
Tiptree Capital	(46.3)	5.9
Corporate	(8.4)	(8.9)
Pre-tax income (loss)	$(81.8)	$5.1
Operating EBITDA - Non-GAAP (1)
The following tables present the components of Operating EBITDA.

($ in millions)	Three Months Ended March 31,
	2020	2019
Tiptree Insurance	$14.3	$13.7
Tiptree Capital	6.1	4.7
Corporate	(4.6)	(5.8)
Operating EBITDA (1)	$15.8	$12.6

(1)	For further information relating to the Company’s Operating EBITDA, including a reconciliation to pre-tax income, see “—Non-GAAP Reconciliations.”

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that allocates capital across a broad spectrum of businesses, assets and other investments. Our principal operating business, Tiptree Insurance, along with its subsidiaries, is a leading provider of specialty insurance, warranty products and related administration services. We also allocate capital to a diverse group of select investments that we refer to as Tiptree Capital. For more information, please visit www.tiptreeinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of
	March 31, 2020	December 31, 2019
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$333,703	$335,192
Loans, at fair value	79,177	108,894
Equity securities	129,022	155,378
Other investments	182,877	137,472
Total investments	724,779	736,936
Cash and cash equivalents	108,785	133,117
Restricted cash	45,416	11,473
Notes and accounts receivable, net	322,793	286,968
Reinsurance receivables	581,717	539,833
Deferred acquisition costs	176,821	166,493
Goodwill	163,623	99,147
Intangible assets, net	139,429	47,974
Other assets	74,346	68,510
Assets held for sale	84,963	107,835
Total assets	$2,422,672	$2,198,286

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$433,136	$374,454
Unearned premiums	728,519	754,993
Policy liabilities and unpaid claims	195,464	144,384
Deferred revenue	304,622	94,601
Reinsurance payable	147,513	143,869
Other liabilities and accrued expenses	189,174	172,140
Liabilities held for sale	79,908	102,430
Total liabilities	$2,078,336	$1,786,871

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 34,302,131 and 34,562,553 shares issued and outstanding, respectively	34	35
Additional paid-in capital	323,064	326,140
Accumulated other comprehensive income (loss), net of tax	2,030	1,698
Retained earnings	8,725	70,189
Total Tiptree Inc. stockholders’ equity	333,853	398,062
Non-controlling interests	10,483	13,353
Total stockholders’ equity	344,336	411,415
Total liabilities and stockholders’ equity	$2,422,672	$2,198,286

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended March 31,
	2020	2019
Revenues:
Earned premiums, net	$121,321	$118,973
Service and administrative fees	43,724	25,895
Ceding commissions	6,525	2,504
Net investment income	3,488	4,301
Net realized and unrealized gains (losses)	(62,441)	20,111
Other revenue	17,054	12,119
Total revenues	129,671	183,903
Expenses:
Policy and contract benefits	60,876	40,841
Commission expense	70,401	74,903
Employee compensation and benefits	38,501	29,153
Interest expense	7,551	6,920
Depreciation and amortization	3,863	3,094
Other expenses	30,230	23,837
Total expenses	211,422	178,748
Income (loss) before taxes	(81,751)	5,155
Less: provision (benefit) for income taxes	(21,181)	854
Net income (loss) before non-controlling interests	(60,570)	4,301
Less: net income (loss) attributable to non-controlling interests	(563)	376
Net income (loss) attributable to common stockholders	$(60,007)	$3,925

Net income (loss) per common share:
Basic earnings per share	$(1.74)	$0.11
Diluted earnings per share	$(1.74)	$0.11

Weighted average number of common shares:
Basic	34,566,330	34,673,054
Diluted	34,566,330	34,673,054

Dividends declared per common share	$0.04	$0.04

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The Company defines Adjusted EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in millions)	Three Months Ended March 31,
	2020	2019
Net income (loss) attributable to common stockholders	$(60.0)	$3.9
Add: net (loss) income attributable to non-controlling interests	(0.6)	0.4
Income (loss)	$(60.6)	$4.3
Corporate debt related interest expense(1)	5.3	5.0
Consolidated income tax expense (benefit)	(21.2)	0.9
Depreciation and amortization expense(2)	3.8	3.0
Non-cash fair value adjustments(3)	(0.8)	(0.6)
Non-recurring expenses(4)	2.6	2.0
Adjusted EBITDA	$(70.9)	$14.6
Add: Stock based compensation expense	1.7	1.4
Add: Vessel depreciation, net of capital expenditures	1.1	0.6
Less: Realized and unrealized gains (losses)(5)	(83.9)	4.0
Operating EBITDA	$15.8	$12.6
_______________________________

(1)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Adjusted EBITDA and Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3)	For our maritime transportation operations, depreciation and amortization is deducted as a reduction in the value of the vessel.
(4)	Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.
(5)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The tables below present Adjusted EBITDA and Operating EBITDA by business component.

	Three Months Ended March 31, 2020
($ in millions)	Tiptree Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income (loss)	$(27.1)	$(46.3)	$(8.4)	$(81.8)
Adjustments:
Corporate debt related interest expense(1)	3.3	—	2.0	5.3
Depreciation and amortization expense (2)	2.2	1.4	0.2	3.8
Non-cash fair value adjustments(3)	—	(0.8)	—	(0.8)
Non-recurring expenses(4)	2.2	—	0.4	2.6
Adjusted EBITDA	$(19.4)	$(45.7)	$(5.8)	$(70.9)
Add: Stock based compensation expense	0.3	0.2	1.2	1.7
Add: Vessel depreciation, net of capital expenditures	—	1.1	—	1.1
Less: Realized and unrealized gains (losses)(5)	(33.4)	(50.5)	—	(83.9)
Operating EBITDA	$14.3	$6.1	$(4.6)	$15.8

	Three Months Ended March 31, 2019
($ in millions)	Tiptree Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income (loss)	$8.1	$5.9	$(8.9)	$5.1
Adjustments:
Corporate debt related interest expense(1)	3.4	—	1.6	5.0
Depreciation and amortization expense(2)	2.2	0.8	0.1	3.1
Non-cash fair value adjustments(3)	—	(0.6)	—	(0.6)
Non-recurring expenses(4)	1.3	—	0.7	2.0
Adjusted EBITDA	$15.0	$6.1	$(6.5)	$14.6
Add: Stock based compensation expense	0.6	0.1	0.7	1.4
Add: Vessel depreciation, net of capital expenditures	—	0.6	—	0.6
Less: Realized and unrealized gains (losses)(5)	1.9	2.1	—	4.0
Operating EBITDA	$13.7	$4.7	$(5.8)	$12.6
_______________________________
The footnotes below correspond to the tables above, under “—Adjusted EBITDA and Operating EBITDA - Non-GAAP”

(1)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Adjusted EBITDA and Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3)	For our maritime transportation operations, depreciation and amortization is deducted as a reduction in the value of the vessel.
(4)	Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.
(5)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in millions, except per share information)	As of March 31,
	2020	2019
Total stockholders’ equity	$344.4	$394.6
Less: Non-controlling interests	10.5	11.0
Total stockholders’ equity, net of non-controlling interests	$333.9	$383.6

Total common shares outstanding	34.3	34.5

Book value per share	$9.73	$11.12